UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_________________

SCHEDULE 14A
(Rule 14a-101)

_________________

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

TENON MEDICAL, INC.
(Name of Registrant as Specified in its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TENON MEDICAL, INC.
104 Cooper Ct.
Los Gatos, CA 95032
(408) 649-5760
www.tenonmed.com

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

November [*], 2023

Dear Stockholder:

We are pleased to invite you to attend the Special Meeting of Stockholders of Tenon Medical, Inc. (the “Special Meeting”). The Special Meeting will be held virtually via live webcast on Monday, December 18, 2023, at 10:30 a.m. Pacific Time.

Stockholders will NOT be able to attend the Special Meeting in person. The Special Meeting will be accessible only over the internet. Please see the question “Will the Meeting be Held Virtually” in the Proxy Statement accompanying this letter for information on how to register, obtain the proxy materials, attend, submit questions and vote at the Special Meeting.

We are making available to you the accompanying Notice of Special Meeting, Proxy Statement and form of proxy card or voting instruction form on or about November [*], 2023. We are pleased to furnish proxy materials to stockholders primarily over the internet. We believe that this process expedites stockholders’ receipt of proxy materials, lowers the costs of our Special Meeting and conserves natural resources. On or about November [*], 2023, we mailed to our stockholders a notice that includes instructions on how to access our Proxy Statement and how to vote online. The notice also includes instructions on how you can receive a paper copy of your Special Meeting materials, including the Notice of Special Meeting, Proxy Statement and proxy card or voting instruction form. If you elected to receive your Special Meeting materials by mail, the Notice of Special Meeting, Proxy Statement and proxy card or voting instruction form were enclosed. If you elected to receive your Special Meeting materials via e-mail, the e-mail contains voting instructions and links to the Proxy Statement, of which is available on the Company’s website at www.tenonmed.com. Additional details regarding admission to, and the business to be conducted at, the Special Meeting are described in the accompanying Notice of Special Meeting and Proxy Statement.

Only stockholders of record at the close of business on November 9, 2023 are entitled to notice of, and to vote at, the Special Meeting.

Your vote is important. Regardless of whether you plan to attend the Special Meeting, we hope that you will vote as soon as possible. You may vote over the internet, by telephone or by mailing in a proxy card. Please review the instructions on the proxy card or voting instruction form regarding each of these voting options. Voting will ensure your representation at the Special Meeting regardless of whether you attend the Special Meeting.

Thank you for your on-going support of Tenon Medical, Inc.

Sincerely,

/s/ Steven Foster
Steven Foster
Director, Chief Executive Officer and President

TENON MEDICAL, INC.

104 COOPER CT.

LOS GATOS, CA 95032

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
ON
MONDAY, DECEMBER 18, 2023, AT 10:30 A.M., PACIFIC TIME

VIA A LIVE WEBCAST ONLY

ITEMS OF BUSINESS:

The Special Meeting of Stockholders of Tenon Medical, Inc. (“Tenon” or the “Company”) will be held virtually via live webcast on Monday, December 18, 2023 at 10:30 a.m. Pacific Time for the following purposes:

(1)    to consider and vote on a proposal to approve, for purposes of Nasdaq Listing Rule 5635(d), the issuance of the maximum number of shares of our common stock issuable under the terms of Series A Preferred Stock and Warrants to be issued by the Company to investors;

(2)    to consider and vote on a proposal to approve an amendment (the “Certificate of Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), which amends and restates Article IV of the Certificate of Incorporation to (i) authorize the issuance of 150,000,000 shares of capital stock, of which 130,000,000 shall be shares of Common Stock and 20,000,0000 shares of which shall be preferred stock, (ii) expressly vest in the Board of Directors of the Company the authority to issue the preferred stock with powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof as the Board of Directors of the Company (the “Board”) may determine and only if the Board determines in its discretion to include the following provision in the Certificate of Amendment (iii) provide for a reverse stock split (the “Reverse Stock Split”) of the Common Stock, that will be at a ratio ranging from one for two (1:2) to one for fifty (1:50) (the “Split Ratio Range”), the final determination of which shall be determined by the Board; and

(3)    to consider and vote on the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies.

These items of business are more fully described in the Proxy Statement accompanying this Notice. We are not aware of any other business to come before the Special Meeting.

All stockholders are invited to attend the Special Meeting virtually and no stockholder will be able to attend the Special Meeting in person. The Special Meeting will be accessible via the internet in accordance with the instructions contained in the Proxy Statement. Please see “Questions and Answers About the Meeting and Voting — How Do I Vote At The Annual Meeting?” in the Proxy Statement accompanying this letter for information on how to attend, submit questions and vote at the Special Meeting.

WHO CAN VOTE?:

You can vote at the Special Meeting if you were a stockholder of record as of the close of business on Thursday, November 9, 2023.

REVIEW THE PROXY MATERIALS AND ANNUAL REPORT ON OUR WEBSITE:

You may also read this Notice and Proxy Statement on our website at www.tenonmed.com.

AVAILABLE DATE:

This Notice, the Proxy Statement and the form of proxy are first being made available to stockholders on or about November [*], 2023, at http://www.viewproxy.com/tenonmedicalsm/2023.

YOUR VOTE IS IMPORTANT. YOU MAY VOTE OVER THE INTERNET, BY TELEPHONE OR BY MAILING BACK A PROXY CARD. PLEASE REVIEW THE INSTRUCTIONS IN THE PROXY STATEMENT OR ON THE PROXY CARD OR VOTING INSTRUCTION FORM REGARDING EACH OF THESE VOTING OPTIONS.

We hope you are able to attend the Annual Meeting virtually via the internet. The virtual meeting format allows attendance from any location in the world. Whether or not you attend, it is important that your stock be represented and voted at the meeting. I urge you to please complete, date and return the proxy card in the enclosed envelope, vote your shares electronically or vote by telephone using the information provided in the attached Proxy Statement prior to the Annual Meeting date. The vote of each stockholder is very important. You may revoke your written proxy at any time before it is voted at the Annual Meeting by giving written notice to the Company’s Chief Financial Officer, by submitting a properly executed paper proxy bearing a later date or by attending the Annual Meeting virtually and voting online during the meeting. Stockholders may also revoke their proxies by entering a new vote over the internet or by telephone.

By Order of the Board of Directors

/s/ Richard Ferrari
Richard Ferrari
Chairman of the Board

i

TENON MEDICAL, INC.

104 COOPER CT.

LOS GATOS, CA 95032

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON
MONDAY, DECEMBER 18, 2023

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished to stockholders of Tenon Medical, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors (“Board”) for use at a Special Meeting of Stockholders to be held on December 18, 2023, and at any adjournment or postponement thereof. The Special Meeting will be held at 10:30 a.m. Pacific Time at http://www.viewproxy.com/tenonmedicalsm/2023.

On or about November [*], 2023, we will commence mailing of the proxy materials which are also available at http://www.viewproxy.com/tenonmedicalsm/2023. The proxy materials are being sent to stockholders who owned our Common Stock at the close of business on November 9, 2023, the record date for the special meeting (the “Record Date”). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Q.     Why am I receiving these materials?

A.     We sent you this Proxy Statement because our Board is soliciting your proxy to vote at the Special Meeting. This proxy statement summarizes the information you need to vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares.

Q.     What proposals will be voted on at the Special Meeting?

A.     Stockholders will vote on three proposals at the Special Meeting:

1.      Approval, for purposes of Nasdaq Listing Rule 5635(d), the issuance of the maximum number of shares of our common stock issuable under the terms of Series A Preferred Stock and Warrants to be issued by the Company to investors (the “20% Issuance Proposal”);

2.      Approval of the Certificate of Amendment (the “Amendment Proposal”); and

3.      The approval of an adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Amendment Proposal (the “Adjournment Proposal”).

We will also consider other business, if any, that properly comes before the Special Meeting.

Q.     How does our Board recommend that stockholders vote on the proposals?

A.     Our Board recommends that stockholders vote “FOR” the 20% Issuance Proposal, “FOR” the Amendment Proposal and “FOR” the Adjournment Proposal.

Q.     Who is entitled to vote?

A.     The record date for the Special Meeting is the close of business on November 9, 2023. As of the Record Date, 2,471,046 shares of our Common Stock, par value $0.001 per share, were outstanding. Holders of record of our Common Stock as of the record date will be entitled to notice of and to vote on the 20% Issuance Proposal, the Amendment Proposal and the Adjournment Proposal at the Special Meeting or any adjournment or postponement thereof.

Q.     How many votes are allocated to each share of Common Stock?

Each share of our Common Stock outstanding as of the record date is entitled to one vote per share on all matters properly brought before our special meeting.

Q.     Will the Special Meeting be held virtually?

A.     The Stockholder Meeting will be completely virtual and conducted via live audio webcast to enable our stockholders to participate from any location around the world that is convenient to them. You will be able to attend the Stockholder Meeting by first registering at https://www.viewproxy.com/tenonmedicalsm/2023/HTYPE.ASP. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual meeting.

We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the company and our stockholders time and money, especially as physical attendance at meetings has dwindled. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.

Both stockholders of record and street name stockholders will be able to attend the Special Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Special Meeting.

If you are a registered holder, your virtual control number will be on your or proxy card.

If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the annual meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2023 special meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://www.viewproxy.com/tenonmedicalsm/2023/HTYPE.ASP

On the day of the special meeting, you may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.

Technical Difficulties

There will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in by 10:15 a.m. PT on December 18, 2023, the day of the meeting, so that any technical difficulties may be addressed before the annual meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com.

Q.     How can I cause my shares to be voted without attending our special meeting?

A.     Whether you hold shares directly as a stockholder of record or beneficially in street name, you may cause your shares to be voted without attending the special meeting. You may grant a proxy or, for shares held beneficially in street name, submit voting instructions to your broker, bank or other agent in order to vote your shares. In most cases, you will be able to do this by using the Internet, by telephone or by mail if you received a printed set of the proxy materials.

•        By Internet — if you have Internet access, you may submit a proxy or voting instructions to vote your shares by logging into the secure website, which will be listed on your proxy card or voting instruction card, as applicable, and following the instructions provided.

•        By Telephone — if you have telephone access, you may submit a proxy or voting instructions to vote your shares by calling the toll-free number listed on the proxy card or voting instruction card, as applicable, and following the instructions provided.

•        By Mail — if you requested printed copies of the proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, bank or other agent, and mailing it in accordance with the instructions provided. If you provide specific voting instructions, your shares will be voted as you have instructed.

Proxies submitted via the Internet or by telephone should be received by 11:59 Pacific Time on December 17, 2023 in order to ensure that your vote is counted. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you later decide to attend the special meeting. Even if you plan to attend the special meeting, we encourage you to submit your proxy to vote your shares in advance of the special meeting.

We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Q.     Can I change my vote or revoke my proxy?

A.     You may revoke your proxy or change your vote at any time before the final vote at the special meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date, which proxies should be received by December 17, 2023 in order to ensure that they are counted at our special meeting; by voting by using the Internet or by telephone, either of which should be completed by 11:59 Pacific Time on December 17, 2023 to ensure it is counted at our special meeting (at which your latest Internet or telephone proxy in respect of any of your shares will be counted); or by attending the meeting and voting in person. Attending the special meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked or vote your shares in a manner contrary to your prior proxy. If you hold shares through a broker, bank or other agent, you must contact that broker, bank or other agent directly to revoke any prior voting instructions.

Q.     What constitutes a quorum?

A.     The presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Shares represented by properly completed proxy cards marked with voting instructions or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present. Also, broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the special meeting, as further described below under “What is a broker non-vote?” and “How will my shares be voted if I return a blank proxy card or a blank voting instruction card?”

Q.     What is a broker non-vote?

A.     Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions and a “broker non-vote” occurs as to such matters. We believe that the 20% Issuance Proposal (Proposal One) will not be considered “routine” and, therefore, brokers will not have discretionary authority to vote on these proposals. We strongly encourage you to submit your voting instructions to your broker to ensure your shares are voted in accordance with your instructions at the special meeting.

Q.     What vote is required to approve each matter to be considered at our special meeting?

A.     20% Issuance Proposal (Proposal One).    Proposal One will be approved if there is a majority of votes cast at a meeting where a quorum is present that vote “FOR” Proposal One. An abstention on Proposal One will have the same effect as a vote “AGAINST” Proposal One. Brokers will not have discretionary authority to vote on this proposal.

Amendment Proposal (Proposal Two).    Proposal Two will be approved if there is a majority of votes cast at a meeting where a quorum is present that vote “FOR” Proposal Two. An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on this proposal.

Adjournment Proposal (Proposal Three).    Proposal Three will be approved if there is a majority of votes cast at a meeting where a quorum is present that vote “FOR” Proposal Three. An abstention on Proposal Three will have the same effect as a vote “AGAINST” Proposal Three. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on this proposal.

Q.     What is the deadline for submitting a proxy?

A.     To ensure that proxies are received in time to be counted prior to our special meeting, proxies submitted by Internet or by telephone should be received by [*] Pacific Time on the day of our special meeting (or if our special meeting is adjourned, by [*] Pacific Time on the day on which our special meeting is reconvened), and proxies submitted by mail should be received by the close of business on the day prior to the date of our special meeting.

Q.     What does it mean if I receive more than one set of proxy materials?

A.     If you hold your shares in more than one account, you will receive notices for each account. To ensure that all of your shares are voted, please submit all proxy cards for which you receive a notice.

Q.     What happens if I do not give specific voting instructions?

A.     If you are a holder of record of shares of our Common Stock and submit a proxy card with respect to such shares without giving specific voting instructions, your shares of Common Stock with respect to the 20% Issuance Proposal, your shares of Common Stock will be voted “FOR” the 20% Issuance Proposal and with respect to the Adjournment Proposal, will be voted “FOR” the Adjournment Proposal.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions, and assuming your broker, bank or other nominee exercises its voting discretion with respect to your shares, your shares of Common Stock with respect to the 20% Issuance Proposal:

•        will be counted as present for purposes of establishing a quorum; and

•        will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters.

Our Board knows of no matter to be presented at our special meeting other than the 20% Issuance Proposal, the Amendment Proposal and the Adjournment Proposal. If any other matters properly come before our special meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Q.     Will a stockholder list be available for inspection?

A.     In accordance with our Bylaws, a list of stockholders entitled to vote at our special meeting will be available at our special meeting and, for 10 days prior to our special meeting, at Tenon Medical, Inc., 104 Cooper Court, Los Gatos, CA 95032.

Q.     Who should I contact if I have any questions about how to vote?

A.     If you have any questions about how to vote your shares, you may contact Alliance Advisors at (866) 804-9616.

PROPOSAL ONE

APPROVAL, FOR PURPOSES OF NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF THE MAXIMUM NUMBER OF SHARES OF OUR COMMON STOCK ISSUABLE UNDER THE TERMS OF SERIES A PREFERRED STOCK AND WARRANTS TO BE ISSUED BY THE COMPANY TO INVESTORS.

Our stockholders are being asked to approve at the Special Meeting, for purposes of Nasdaq Rule 5635(d), the issuance of the maximum number of shares of Common Stock issuable under Series A Preferred Stock and Warrants that are to be issued by the Company.

Nasdaq Rule 5635(d)

Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to a 20% Issuance at a price that is less than the Minimum Price. For purposes of Nasdaq Listing Rule 5635(d), (i) “20% Issuance” means a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by our officers, directors or substantial stockholders equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance, and (ii) “Minimum Price” means a price that is the lower of: (A) the closing price (as reflected on NASDAQ.com) immediately preceding the signing of the binding agreement; or (B) the average closing price of common stock (as reflected on NASDAQ.com) for the five trading days immediately preceding the signing of the binding agreement. Stockholder approval of this proposal will constitute stockholder approval for purposes of NASDAQ Listing Rule 5635(d).

Terms of Series A Preferred Stock Offering and Warrants

Currently, no shares of Series A Preferred Stock have been designated or issued by the Company and no Warrants have been issued. The Company is currently offering Series A Preferred Stock and Warrants (defined below) to certain investors in a private placement transaction that the Company expects will contain terms that are similar to the terms described below; provided however, such terms may change or additional terms could be added in the course of negotiations and discussions with potential investors, if such changes or additions are consented to by the Board.

Series A Preferred Stock

Amount of Issue.    The Company is offering $5,000,000 of Series A Preferred Stock and warrants (“Warrants”) to purchase a number of shares of Common Stock equal to 15% of the number of shares of Common Stock underlying the Series A Preferred Stock on the date of issuance. The stated value of each share of Preferred Stock has not yet been determined.

Conversion.    The Series A Preferred Stock will be convertible, at any time, at the option of the holder into shares of Common Stock. The initial conversion price per share (the “Conversion Price”) for the Series A Preferred Stock shall be a price equal to 125% of the volume weighted average price (“VWAP”) of our Common Stock for the 10 trading days prior to the issuance date of the Preferred Stock. The closing of the investment (the “Closing”) is expected to occur on or before December 31, 2023. On any date that ten out the last 15 daily VWAPs of the Common Stock is 250% higher than the Conversion Price on such date, then the Company will have the right to require 50% of the Preferred Stock to be converted into shares of Common Stock. Additionally, on and after the time on which the Company has $2.25 million in revenues in any single financial quarter, the Company will have the right to require 50% of the Preferred Stock to be converted into shares of Common Stock.

Dividends.    The Series A Preferred Stock will accrue dividends at an annual rate of 6%. This dividend will be payable in shares of Common Stock at the time of conversion of the Series A Preferred Stock into shares of Common Stock in preference to any dividend on any other class or series of the Company’s equity securities and in preference to any dividend on Common Stock or other junior securities. All accrued and unpaid dividends will be payable upon conversion of the Series A Preferred Stock.

Voting Rights.    The Series A Preferred Stock will vote with our Common Stock in a number equal to the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock. The Series A Preferred Stock will vote together with the Common Stock on all matters other than as required by law; provided however that any additional shares underlying the Series A Preferred Stock as a result of the anti-dilution provision described below shall not vote on an “as converted” basis and shall only vote when issued upon conversion. Notwithstanding the foregoing, the vote of Series A Preferred Stock (and underlying Common Stock) shall be capped at 9.9%.

Anti-Dilution.    The Conversion Price is subject to anti-dilution adjustment as the result of any subdivision, combination of shares or recapitalization, stock dividends, stock splits and similar transactions affecting the Common Stock. In addition, the Series A Preferred Stock will have weighted average anti-dilution protection providing for adjustment of the Conversion Price in the event of issuance of, or commitments to issue, Common Stock for less than the Conversion Price then in effect immediately prior to such issue or sale, subject to customary exceptions.

Liquidation Preference.    Upon any liquidation or winding up of the Company (a “Liquidation”), the holders of Preferred Stock will be entitled to receive in preference to any other class or series of the Company’s equity securities the greater of (i) the stated value of the Series A Preferred Stock plus accrued and unpaid dividends and (ii) what would be paid if the Series A Preferred Stock plus accrued and unpaid dividends had been converted into Common Stock. A consolidation or merger of the Company or sale or transfer of all or substantially all of its assets, or any transaction which results in the stockholders of the Company owning less than 50% of the equity or voting power of the surviving entity (excluding the issuance of Common Stock in any financing transaction unless more than 50% of the Company’s shares are issued to one stockholder or a number of stockholders who act as a one group shall be deemed a Liquidation (a “Deemed Liquidation”) with respect to the shares of Series A Preferred Stock of any holder who opts to have such occurrence treated as a Deemed Liquidation; provided that if the liquidation preference payable on a Deemed Liquidation is less than 110% of the stated value of the Series A Preferred Stock, the dividend rate on any accrued and unpaid dividends payable with respect to such Deemed Liquidation will increase to 10%. All liquidation preferences payable in respect of a Deemed Liquidation will be payable in shares of Common Stock based on the closing price of the Common Stock on the date of such Deemed Liquidation.

Restrictive Covenants.    Consent of the majority of the holders will be required to (i) amend the Certificate of Incorporation or Bylaws of the Company so as to adversely alter the rights, preferences, privileges of the Series A Preferred Stock, (ii) create any new class of shares pari passu or senior to the Series A Preferred Stock or increase or decrease the number of authorized shares of Common Stock or preferred stock, (iii) pay or declare any dividend on Common Stock or other junior securities, or incur indebtedness in any single transaction in excess of $1 million (vi) redeem, purchase or otherwise acquire any share or shares of preferred stock or Common Stock (other than (a) the repurchase of shares of Common Stock pursuant to a written benefit plan or employment or consulting agreement, or (b) the repurchase of any equity securities in connection with the Company’s right of first offer with respect to those securities contained in any written agreement with the Company).

Registration Rights.    The Company will be required to file a registration statement in respect of the Common Stock underlying the Series A Preferred Stock and the Warrants that will be effective within 120 days of the Closing.

After the Closing, the Company shall not provide any material non-public information to the Investors absent their prior written consent.

Warrants

The exercise price payable pursuant to each Warrant will be equal to 105% of the initial Conversion Price. Each Warrant will remain in effect until the date that is five (5) years from the issuance date. Each Warrant will contain a “cashless exercise” feature and the same anti-dilution rights as the Series A Preferred Stock.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE 20% ISSUANCE PROPOSAL.

PROPOSAL TWO

APPROVAL OF THE AMENDMENT PROPOSAL.

Overview

The Amendment Proposal is a proposal to approve the Certificate of Amendment, which if effected, would amend and restate Article IV of the Certificate of Incorporation to (i) authorize the issuance of 150,000,000 shares of capital stock, of which 130,000,000 shall be shares of Common Stock and 20,000,0000 shares of which shall be preferred stock, (ii) expressly vest in the Board of Directors of the Company the authority to issue the preferred stock with powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof as the Board of Directors may determine and only if the Board determines in its discretion to include the following provision in the Certificate of Amendment (iii) provide for the Reverse Stock Split that will be at a ratio that is within the Split Ratio Range, the final determination of which shall be determined by the Board, substantially in the form set forth in Exhibit A to this proxy statement. The Amendment Proposal, if approved, would not immediately cause the Reverse Stock Split, but rather would grant authorization to our Board to effect the Reverse Stock Split (without reducing the number of authorized shares of our Common Stock) with a split ratio within the Split Ratio Range, if, and when determined by our Board. Our Board has deemed it advisable, approved and recommended that our stockholders adopt and is hereby soliciting stockholder approval of the Certificate of Incorporation to, among other things, effect the Reverse Stock Split at a ratio within the Split Ratio Range, in the form set forth in Exhibit A to this proxy statement.

If we receive the required stockholder approval, our Board will have the sole authority to elect whether or not to effect the Reverse Stock Split. Even with stockholder adoption of the reverse stock split proposal, our Board will not be obligated to pursue the Reverse Stock Split. Rather, our Board will have the flexibility to decide whether or not the Reverse Stock Split (and at what ratio within the Split Ratio Range) is in the best interests of the Company and its stockholders.

If approved by our stockholders and following such approval our Board determines that effecting the Reverse Stock Split is in the best interests of the Company and our stockholders, the Reverse Stock Split would become effective upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. If the Board determines to file the Certificate of Amendment with the Reverse Stock Split provision, the Certificate of Amendment would state the number of outstanding shares to be combined into one share of Common Stock, at the ratio approved by our Board within the Split Ratio Range. The Certificate of Amendment would not change the par value of our Common Stock and would not impact the total number of authorized shares of our Common Stock. Therefore, upon effectiveness of the Reverse Stock Split, the number of shares of Common Stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of Common Stock.

Although we presently intend to effect the Reverse Stock Split to regain or maintain compliance with The Nasdaq Capital Market’s minimum bid price requirement, under Section 242(c) of the Delaware General Corporation Law, our Board has reserved the right, notwithstanding our stockholders’ adoption of the Certificate of Amendment at the Special Meeting, to not incorporate the Reverse Stock Split provision in the Certificate of Amendment (without further action by our stockholders) that is filed with the Secretary of State of the State of Delaware. Our Board may consider a variety of factors in determining whether or not to include the Reverse Stock Split in the Certificate of Amendment and if so, the appropriate range within the Split Ratio Range, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our Common Stock, business developments and our actual and projected financial performance. If the closing bid price of our Common Stock on The Nasdaq Capital Market reaches a minimum of $1.00 per share and remains at or above that level for a minimum of ten consecutive trading days (or longer, if required by the Nasdaq Listing Qualifications Panel), as discussed more fully below, our Board may decide not to include the Reverse Stock Split provision in the Certificate of Amendment filed with the Secretary of State of the State of Delaware.

Purpose and Overview of the Reverse Stock Split

Our primary objective in effectuating the Reverse Stock Split would be to attempt to raise the per-share trading price of our Common Stock to continue our listing on The Nasdaq Capital Market. To maintain listing, The Nasdaq Capital Market requires, among other things, that our Common Stock maintain a minimum closing bid price of $1.00 per share. On November [*], 2023, the closing price for our Common Stock on The Nasdaq Capital Market was $[*] per share.

As initially disclosed on the Current Report on Form 8-K filed on July 21, 2023 with the SEC, we received written notification from Nasdaq notifying us that we had failed to comply with Nasdaq Listing Rule 5550(a)(2) because the bid price for our Common Stock for 30 consecutive business days prior to such date had closed below the minimum $1.00 per share requirement for continued listing. Nasdaq initially granted us 180 calendar days, or until January 16, 2024, to regain compliance with the Minimum Bid Price Requirement.

The notice had no immediate effect on the listing or trading of the Common Stock on The Nasdaq Capital Market. If, at any time before January 16, 2024, the bid price of our Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that we have achieved compliance with the Minimum Bid Price Requirement. If compliance with the Minimum Bid Price Requirement cannot be demonstrated by January 16, 2024, we may be eligible for an additional 180 calendar days to comply with Nasdaq Listing Rule 5550(a)(2), subject to us satisfying the continued listing requirement for the market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, subject to Nasdaq’s approval.

Our Board is seeking stockholder adoption of the Amendment Proposal in order to have the authority to effectuate the Reverse Stock Split as a means of increasing the share price of our Common Stock or maintaining the price of our Common Stock at or above $1.00 per share in order to avoid further action by Nasdaq, in the event we are not able to satisfy the minimum bid price requirement in adequate time before the deadline. We expect that the Reverse Stock Split would increase the bid price per share of our Common Stock above the $1.00 per share minimum price or if our Common Stock is already trading above $1.00, increase our Common Stock price to reduce the risk of our stock trading below $1.00 in the future, thereby satisfying or maintaining this listing requirement. However, there can be no assurance that the Reverse Stock Split would have that effect, initially or in the future, or that it would enable us to maintain the listing of our Common Stock on The Nasdaq Capital Market. We are not aware of any present efforts by anyone to accumulate our Common Stock, and the proposed Reverse Stock Split is not intended to be an anti-takeover device.

In addition, we believe that the low per-share market price of our Common Stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our Common Stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our Common Stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our Common Stock.

We also believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the Reverse Stock Split successfully increases the per-share price of our Common Stock, we believe this increase would enhance our ability to attract and retain employees and service providers. Further, the Reverse Stock Split will result in additional authorized and unissued shares becoming available for general corporate purposes as the Board may determine from time to time, including for use under its equity compensation plans.

We believe that the decrease in the number of shares of our outstanding Common Stock because of the Reverse Stock Split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the Reverse Stock Split is effected, particularly if the price per share of our Common Stock begins a declining trend after the Reverse Stock Split is effectuated.

There can be no assurance that the Reverse Stock Split would achieve any of the desired results. There also can be no assurance that the price per share of our Common Stock immediately after the Reverse Stock Split would increase proportionately with the Reverse Stock Split, or that any increase would be sustained for any period of time.

We believe the Reverse Stock Split is the most likely way to assist the stock price in reaching the minimum bid level required by The Nasdaq Capital Market, although effecting the Reverse Stock Split cannot guarantee that we would be in compliance with the minimum bid price requirement for even the minimum ten-day trading period required by the Nasdaq Capital Market. Furthermore, the Reverse Stock Split cannot guarantee we would be in compliance with the market capitalization, net worth or stockholders’ equity criteria required to maintain our listing on The Nasdaq Capital Market.

If our Common Stock were delisted from The Nasdaq Capital Market, trading of our Common Stock would thereafter be conducted on the OTC Bulletin Board or the “pink sheets.” As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our Common Stock. To relist shares of our Common Stock on The Nasdaq Capital Market, we would be required to meet the initial listing requirements for either The Nasdaq Capital Market or The Nasdaq Global Market, which are more stringent than the maintenance requirements.

If our Common Stock were delisted from The Nasdaq Capital Market and the price of our Common Stock were below $5.00 at such time, such stock would come within the definition of “penny stock” as defined in the Exchange Act and would be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. These additional sales practice restrictions would make trading in our Common Stock more difficult and the market less efficient.

In evaluating whether to seek stockholder approval of the Amendment Proposal, our Board took into consideration negative factors associated with reverse stock splits. These factors include: (i) the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; (ii) the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; (iii) the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and (iv) the costs associated with implementing a reverse stock split.

Even if our stockholders approve the Amendment Proposal, our Board reserves the right not to include the Reverse Stock Split provision in the Certificate of Amendment that is filed with the Secretary of State in the State of Delaware if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect the Reverse Stock Split.

Risks Associated with the Reverse Stock Split

We cannot predict whether the Reverse Stock Split, if completed, will increase the market price for our Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•        the market price per share would either exceed or remain in excess of the $1.00 minimum bid price per share as required to maintain the listing of our Common Stock on The Nasdaq Capital Market;

•        we would otherwise meet the requirements for continued listing of our Common Stock on The Nasdaq Capital Market;

•        the market price per share of our Common Stock after the Reverse Stock Split would rise in proportion to the reduction in the number of shares outstanding before the Reverse Stock Split;

•        the Reverse Stock Split would result in a per-share price that would attract brokers and investors who do not trade in lower-priced stocks;

•        the Reverse Stock Split would result in a per-share price that would increase our ability to attract and retain employees and other service providers; or

•        the Reverse Stock Split would promote greater liquidity for our stockholders with respect to their shares.

In addition, the Reverse Stock Split would reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, increasing the number of authorized but unissued shares of Common Stock. Therefore, the number of shares of our Common Stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our Common Stock following the Reverse Stock Split. The Board may authorize the issuance of the remaining authorized and unissued shares without further stockholder action for a variety of purposes, except as such stockholder approval may be required in particular cases by our certificate of incorporation, applicable law or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing stockholders and may cause a decline in the trading price of our Common Stock. The issuance of authorized but unissued shares of Common Stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

The market price of our Common Stock is based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split.

Principal Effects of the Reverse Stock Split on the Market for Our Common Stock

On November [*], 2023, the closing price for our Common Stock on The Nasdaq Capital Market was $[*] per share. By decreasing the number of shares of our Common Stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price would be increased. The greater the market price rises above $1.00 per share, the less risk there would be that we would fail to meet the requirements for maintaining the listing of our Common Stock on The Nasdaq Capital Market. However, there can be no assurance that the market price of the Common Stock would rise to or maintain any particular level or that we would at all times be able to meet the requirements for maintaining the listing of our Common Stock on The Nasdaq Capital Market.

Principal Effects of the Reverse Stock Split on Our Common Stock; No Fractional Shares

If our stockholders approve the Amendment Proposal, and if our Board decides to include the Reverse Stock Split provision in the Certificate of Amendment filed with the Secretary of State of the state of Delaware and no additional shares of Common Stock were issued prior to such filing, the principal effect of the Certificate of Amendment would be to reduce the number of issued and outstanding shares of our Common Stock, depending on the Split Ratio Range set forth in the Certificate of Amendment, from 2,471,046 shares as of the record date to between 49,421 shares and 1,235,523 shares. If the Reverse Stock Split is effectuated, the total number of shares of our Common Stock each stockholder holds would be reclassified automatically into the number of shares of our Common Stock equal to the number of shares of our Common Stock each stockholder held immediately prior to the Reverse Stock Split divided by the ratio approved by the Board within the Split Ratio Range and set forth in the applicable amendment.

Effecting the Reverse Stock Split will not change the total authorized number of shares of our Common Stock. However, the reduction in the issued and outstanding shares would provide more authorized shares available for future issuance. We have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of our securities, and we will continue to require additional capital in the near future to fund our operations. As a result, it is foreseeable that we will seek to issue such additional shares of Common Stock in connection with any such capital raising activities, or any of the other activities described above. The Board does not intend to issue any Common Stock or securities convertible into Common Stock except on terms that the Board deems to be in the best interests of us and our stockholders.

The Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the Reverse Stock Split results in such stockholder owning a fractional share, of which shall equal one whole share.

Principal Effects of the Reverse Stock Split on Outstanding Options and Warrants

As of the record date, we had outstanding (a) options to purchase an aggregate of 99,839 shares of our Common Stock with exercise prices ranging from $2.91 to $75.00 per share and (b) warrants to purchase an aggregate of 2,009,600 shares of our Common Stock with exercise prices ranging from $3.15 to $50.00 per share. Under the terms of the stock options and warrants, when the reverse stock split becomes effective, the number of shares of our Common Stock covered by each of them would be divided by the number of shares being combined into one share of our Common Stock in the Reverse Stock Split and the exercise or conversion price per share would be increased to a dollar amount equal to the current exercise or conversion price, multiplied by the number of shares being combined into one share of our Common Stock in the Reverse Stock Split. This results in the same aggregate price being required to be paid upon exercise as was required immediately preceding the Reverse Stock Split. The number of shares reserved under our option plan would decrease by the ratio approved by the Board within the Split Ratio Range.

Principal Effects of the Reverse Stock Split on Legal Ability to Pay Dividends

Since inception, our Board has not declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash or other property to holders of Common Stock, and we are not in arrears on any dividends. Therefore, we do not believe that the Reverse Stock Split would have any effect with respect to future distributions, if any, to holders of our Common Stock.

Accounting Matters

The reverse stock split would not affect the par value of our Common Stock, which would remain unchanged at $0.001 per share. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock would be reduced by the ratio approved by the Board within the Split Ratio Range. In other words, stated capital would be reduced by the ratio approved by the Board within the Split Ratio Range, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our Common Stock would be increased because there would be fewer shares of our Common Stock outstanding.

Beneficial Holders of Our Common Stock (Stockholders Who Hold in “Street Name”)

Upon the Reverse Stock Split, we intend to treat shares held by stockholders in “street name,” through a broker, in the same manner as registered stockholders whose shares are registered in their names. Brokers would be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, brokers may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. Stockholders holding shares of our Common Stock with a broker and having any questions in this regard should contact their broker.

Registered “Book-Entry” Holders of Our Common Stock

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If such a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement would automatically be sent to such stockholder’s address of record indicating the number of shares of our Common Stock held following the Reverse Stock Split.

If such a stockholder is entitled to a payment in lieu of any fractional share interest, a check would be mailed to the stockholder’s registered address as soon as practicable after the effective time of the Reverse Stock Split. By signing and cashing the check, stockholders would warrant that they owned the shares of our Common Stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. No stockholders would be entitled to receive interest for the period of time between the effective time of the Reverse Stock Split and the date payment is received.

No Dissenters’ Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the Reverse Stock Split.

Material Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock.

For purposes of this summary a “non-U.S. holder” is any beneficial owner of our Common Stock that is not a “U.S. holder.” A “U.S. holder” is any of the following:

•        an individual who is or is treated as a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust (i) if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States Persons” have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect to be treated as “United States Persons” for U.S. federal income tax purposes.

This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. In addition, the aggregate tax basis in the Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the Common Stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

A U.S. holder that receives cash in lieu of a fractional share of Common Stock in the Reverse Stock Split generally will be treated as having received such fractional share and then as having received such cash in redemption of such fractional share interest. A U.S. holder generally will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the pre-Reverse Stock Split Common Stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in our Common Stock surrendered in the Reverse Stock Split was greater than one year as of the date of the exchange.

U.S. Information Reporting and Backup Withholding

Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax at the rate specified in the Code on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, non-U.S. holders will not recognize any gain or loss upon completion of the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment or fixed base in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

U.S. Information Reporting and Backup Withholding Tax

In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CERTIFICARE OF AMENDMENT.

PROPOSAL THREE

APPROVAL OF THE ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

Our Board believes that if the number of shares of our Common Stock outstanding entitled to vote at the special meeting is insufficient to approve the Amendment Proposal and the 20% Issuance Proposal it is in the best interests of the stockholders to enable our Board to continue to seek to obtain a sufficient number of additional votes to approve the Amendment Proposal and the 20% Issuance Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning or postponing the special meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the special meeting, and any adjourned session of the special meeting, to use the additional time to solicit additional proxies in favor of the Amendment Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority in voting power of the outstanding shares of our Common Stock entitled to vote on the Amendment Proposal and the 20% Issuance Proposal vote against the Amendment Proposal and the 20% Issuance Proposal, we could adjourn or postpone the special meeting without a vote on the Amendment Proposal and the 20% Issuance Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Amendment Proposal and the 20% Issuance Proposal.

Vote Required

The affirmative “FOR” vote of a majority in voting power of the shares of our Common Stock present in person or represented by proxy at the special meeting and entitled to vote on the Adjournment Proposal is required to approve such proposal. An abstention will have the same practical effect as a vote against this proposal. Brokers will not have discretionary authority to vote on this proposal.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 9, 2023, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of a class of our voting stock, (2) each of our directors, (3) each executive officer and (4) all of our current directors and executive officers as a group.

Beneficial ownership of a class of voting stock is determined in accordance with the rules of the SEC and includes any shares of such class of our voting stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of November 9, 2023. Applicable percentage ownership in the following table is based on 2,471,046 shares of Common Stock, issued and outstanding on November 9, 2023.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name and Address of Beneficial Owner(1)	Title	Beneficially Owned		Percent of Class
Officers and Directors
Steven M. Foster	Chief Executive Officer and President	19,631	(2)	*
Richard Ginn	Chief Technology Officer	78,730	(3)	3.2%
Steven Van Dick	EVP, Finance and Admin and Chief Financial Officer	19,373	(4)	*
Richard Ferrari	Chairman of the Board	53,826	(5)	2.2%
Frank Fischer	Director Nominee	19,818	(6)	*
Ivan Howard	Director	8,580	(7)	*
Robert K. Weigle	Director Nominee	621		*
Stephen H. Hochschuler, M.D.	Director Nominee	5,939	(8)	*

Officers and Directors as a Group (total of 8 persons)		206,518	(9)	8.4%
5% Stockholders of a Class of Voting Stock
Zuhlke Ventures AG		244,773		9.9%
TMD Wealth Management(10)		870,237		35.2%

____________

*        Indicates less than 1% beneficial ownership.

(1)      Unless otherwise indicated, the principal address of the named officers and directors and holders of 5% of a class of voting stock of the Company is c/o Tenon Medical, Inc., 104 Cooper Court, Los Gatos, CA 95032.

(2)      Includes 13,624 shares of our Common Stock underlying stock options that have vested and are exercisable within 60 days of November 9, 2023.

(3)      Includes 12,981 shares of our Common Stock underlying stock options that have vested and are exercisable within 60 days of November 9, 2023.

(4)      Consists of 1,999 shares held by the Van Dick Family Trust-1998 for which Steven Van Dick is trustee and 19,373 shares of our Common Stock underlying stock options that have vested and are exercisable within 60 days of November 9, 2023.

(5)      Consists of 9,222 shares held by the Ferrari Family Trust for which Richard Ferrari is trustee and 27,515 shares of our Common Stock underlying stock options that have vested and are exercisable within 60 days of November 9, 2023 (includes 1,367 shares of our Common Stock underlying options held by TCTIG, LLC for which Richard Ferrari is the beneficial owner) and 6,592 shares of our Common Stock held by TCTIG, LLC and for which Richard Ferrari has voting control.

(6)      Includes 750 shares of our Common Stock underlying stock options that have vested and are exercisable within 60 days of November 9, 2023.

(7)      Consists of 1,367 shares of our Common Stock underlying stock options that have vested and are exercisable within 60 days of November 9, 2023 and 6,592 shares of our Common Stock, in each case, held by TCTIG, LLC and for which Ivan Howard is either the beneficial owner or has voting control.

(8)      Includes 854 shares of our Common Stock underlying options that have vested and are exercisable within 60 days of November 9, 2023; and 1,974 shares of our common that are held by SHKH, LLC, an entity for which Stephen H. Hochschuler has a controlling interest.

(9)      Includes 65,054 shares of our Common Stock underlying stock options that have vested and are exercisable within 60 days of November 9, 2023.

(10)    Consists of (i) 358,137 shares of our Common Stock issued to individuals and entities that are clients of TMD Wealth Management and for which TMD Wealth Management has sole or shared power of disposition and (ii) 512,100 share of our Common Stock underlying warrants issued to individuals and entities that are clients of TMD Wealth Management that may be exercised within 60 days of November 9, 2023 and TMD Wealth Management has sole or shared power to dispose of the shares issued as result of any such exercise.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single proxy statement or notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report or notice you may (1) notify your broker, (2) direct your written request to: Tenon Medical, Inc., 104 Cooper Court, Los Gatos, CA 95032, Attention: Corporate Secretary, or (3) call (408) 649-576. Stockholders who currently receive multiple copies of our proxy statement and/or notice at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement, annual report and/or notice to a stockholder at a shared address to which a single copy of the document(s) was delivered.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, in order to be included in our proxy statement and form of proxy for the 2024 Annual Meeting of Stockholders, stockholder proposals must be received at our principal executive offices, 104 Cooper Court, Los Gatos, CA 95032, Attention: Corporate Secretary, no later than November 18, 2023, and must comply with additional requirements established by the SEC.

We must receive the notice of your intention to propose an item of business at our 2024 Annual Meeting of the Stockholders no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting as specified in our bylaws. If the 2024 Annual Meeting is not held within 30 days before or after the anniversary of the date of this year’s Annual Meeting, then the item of business must be received by the tenth day following the earlier of the date of mailing of the notice of the meeting or the public disclosure of the date of the meeting. Assuming that our 2024 Annual Meeting is held within 30 days of the anniversary of this Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by June 14, 2024.

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which includes the financial statements, is available at www.tenonmed.com. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is also available on the SEC’s website.

Other Matters

We know of no other matters that will be presented for consideration at our special meeting. If any other matters properly come before our special meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

By Order of the Board of Directors
/s/ Richard Ferrari
Richard Ferrari
Chairman of the Board

EXHIBIT A

Certificate of Amendment

AMENDMENT TO CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT OF
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
TENON MEDICAL, INC.

(Pursuant to Sections 242 of the General Corporation Law of the State of Delaware)

Tenon Medical, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:    That at a meeting of the Board of Directors of Tenon Medical, Inc. resolutions were duly adopted setting forth a proposed amendments of the Second Amended and Restated Certificate of Incorporation of said corporation, as corrected (the “Certificate of Incorporation”), declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

“RESOLVED, that the Certificate of Incorporation of this corporation be amended by deleting Article IV in its entirety and inserting the following:

ARTICLE IV

Section 1. Number of Authorized Shares.

(a)     The total number of shares of stock which the Corporation shall have the authority to issue shall be One Hundred Fifty Million (150,000,000) shares. The Corporation shall be authorized to issue two classes of shares of stock, designated as “Common Stock” and “Preferred Stock.” The Corporation shall be authorized to issue One Hundred Thirty Million (130,000,000) shares of Common Stock, each share to have a par value of $0.001 per share, and Twenty Million (20,000,000) shares of Preferred Stock, each share to have a par value of $0.001 per share.

(b)    The Board of Directors of the Corporation may by resolution authorize the issuance of shares of Preferred Stock from time to time in one or more classes or series. The Corporation may reissue shares of Preferred Stock that are redeemed, purchased, or otherwise acquired by the Corporation unless otherwise provided by law. The Board of Directors is hereby authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series as may be permitted by the General Corporation Law of the State of Delaware, including, without limitation, dividend rights (and whether dividends are cumulative) conversion rights, if any, voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of the Board of Directors or the percentage of members, if any, of the Board of Directors each class or series of Preferred Stock may be entitled to elect), rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued class or series of Preferred Stock, the number of shares constituting any such class or series and the designation thereof, and to increase or decrease the number of shares of any such class or series subsequent to the issuance of shares of such class or series, but not below the number of shares of such class or series then outstanding and other powers, preferences and relative, participating, optional or other special rights of each class or series of Preferred Stock, and any qualifications, limitations or restrictions of such shares as are permitted by law, all as may be stated in such resolution.

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(c)1      Reverse Stock Split. Effective as of 12:01 a.m. Eastern Time on ________ (the “Effective Time”), each ____2 shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined and converted into one share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and shall be rounded up to a whole share. The Reverse Stock Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent. Each certificate or book entry position that immediately prior to the Effective Time represented shares of Common Stock shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book entry position has been combined, subject to the elimination of fractional interests set forth above.”

SECOND:    That thereafter, the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a stockholders meeting at which all shares entitled to vote thereon were present and voted, approved of the proposed amendment at the Special Meeting of Stockholders held on December 18, 2023 pursuant to Section 242 of the General Corporation Law of the State of Delaware.

THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed on [*], 2023.

By:
Name:	Steven Foster
Title:	Chief Executive Officer and President

____________

1        The Board of Directors has the discretion to file the Certificate of Amendment with the Secretary of State of the state of Delaware without this provision.

2        The Board of Directors will have the discretion to effect the Reverse Stock Split at a ratio of any whole number between 1-for-2 and 1-for-50.

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